                                    EXHIBIT 2

                                POWER OF ATTORNEY


         The undersigned hereby appoints Tan Chin Yong as its true and lawful attorney-in-fact and agent to execute and file with the United States Securities and Exchange Commission any Schedule 13D, Schedule 13G, any amendment thereto and any related documentation (including but not limited to Joint Filing Agreements and other exhibits) which may be required to be filed with respect to the securities of TOR Minerals International, Inc. or any successor thereto, and the undersigned grants to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which the undersigned could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. The authority of Tan Chin Yong under this Power of Attorney shall continue until revoked in writing.



Date: July 15, 2003                         Megamin Ventures Sdn Bhd




                                             /s/ Chong Wai Lin
                                            ------------------------------------
                                                 Chong Wai Lin (Ms)
                                                 Director


                                       9